Exhibit 99.1

INVESTOR CONTACT:
Endologix, Inc.
Vaseem Mahboob, CFO
(949) 595-7200

Endologix Reports Fourth Quarter and Fiscal Year 2018 Financial Results

IRVINE, Calif., February 25, 2019 - Endologix, Inc. (the “Company”) (NASDAQ: ELGX), a developer and marketer of innovative treatments for aortic disorders, today announced financial results for the fourth quarter and fiscal year ended December 31, 2018.

Global revenue in the fourth quarter of 2018 was $34.7 million, a 21.2% decrease from $44.0 million in the fourth quarter of 2017. For the year ended December 31, 2018, global revenue was $156.5 million, a 13.6% decrease from $181.2 million a year ago.

“Our performance in the fourth quarter and second half of the year reinforces confidence in our strategic planning process and our ability to implement improvements. The objectives we accomplished during the second half of 2018 align with those we laid out during our second quarter earnings call as part of our strategic reset. As we enter 2019, our single biggest lever will be a consistent and unwavering application of individual and company-wide accountability. We will lean heavily on this lever throughout the year as the critical enabler of consistent delivery on our commitments to patients, customers, investors, and other stakeholders. We are determined to sustain the momentum generated over the last two quarters as we continue to take steps to improve the Company’s operational and financial footing. While there are still challenges ahead, the entire Endologix team remains singularly dedicated to data-driven superior outcomes in the treatment of AAA,” commented John Onopchenko, Chief Executive Officer of Endologix, Inc.

Financial Results
U.S. revenue in the fourth quarter of 2018 was $24.0 million, an 18.6% decrease from $29.5 million in the fourth quarter of 2017. For the year ended December 31, 2018 U.S. revenue was $109.1 million, an 11.5% decrease from $123.2 million a year ago.

International revenue in the fourth quarter of 2018 was $10.7 million, a 26.3% decrease from $14.5 million in the fourth quarter of 2017. On a constant currency basis, international revenue decreased 25.1% compared to the fourth quarter of 2017. For the year ended December 31, 2018, international revenue was $47.4 million, an 18.2% decrease from $57.9 million a year ago. On a constant currency basis, international revenue decreased 20.0% compared to the year ended December 31, 2017.

Gross profit was $11.4 million in the fourth quarter of 2018, representing a gross margin of 32.8%. Gross profit was negatively impacted by approximately $8.7 million of inventory reserves related to the voluntary recall of Nellix systems during the quarter. Excluding this impact, gross margin was 57.8%, compared to a gross profit of $31.4 million, or a gross margin of 71.3%, in the fourth quarter of 2017. For the year ended December 31, 2018, gross profit was $91.9 million, representing a gross margin of 58.7%. Excluding the impact of previously mentioned Nellix inventory reserves, fiscal year 2018 gross margin was 64.3%. This compares to a gross profit of $121.3 million, or a gross margin of 67.0%, for the year ended December 31, 2017.

Total operating expenses in the fourth quarter of 2018 were $35.1 million, a 12.9% decrease from $40.3 million in the fourth quarter of 2017. Fourth quarter 2018 operating expenses included $2.0 million of costs associated with restructuring and contract termination, product withdrawal and business acquisition expenses, while fourth quarter of 2017 operating expenses included $1.2 million of costs associated with restructuring. Excluding these items, operating expenses decreased 15.3% compared to the fourth quarter of 2017. For the year ended December 31, 2018, total operating expenses were $160.1 million, a 1.9% decrease from $163.1 million a year ago.

Net loss for the fourth quarter of 2018 was $26.0 million, or $(0.26) per share, compared to a net loss of $14.5 million, or $(0.17) per share, a year ago. Adjusted Net Loss (non-GAAP measure, defined below) totaled $21.3 million, compared to an Adjusted Net Loss of $7.0 million for the fourth quarter of 2017. Adjusted EBITDA (non-GAAP measure, defined below) loss totaled $17.0 million for the fourth quarter of 2018, compared to Adjusted EBITDA loss of $2.7 million a year ago.

Net loss for the year ended December 31, 2018 was $79.7 million, or $(0.91) per share, compared to a net loss of $66.4 million, or $(0.80) per share, a year ago. Adjusted Net Loss totaled $62.7 million, compared to an Adjusted Net Loss of $39.5 million for the year ended December 31, 2017. Adjusted EBITDA loss totaled $43.4 million for the year ended December 31, 2018, compared to Adjusted EBITDA loss of $19.2 million a year ago.

Total cash, cash equivalents and restricted cash were $24.7 million as of December 31, 2018, compared to $60.6 million as of December 31, 2017.

Financial Guidance
The Company reaffirms its previously issued annual guidance and continues to expect 2019 revenue of at least $140 million. The Company anticipates revenue for the first quarter ending March 31, 2019 of approximately $35 million. The Company continues to expect 2019 operating expenses in the range of $130 million to $140 million.

Conference Call Information
The Company's management will host a conference call today at 4:30 p.m. ET (1:30 p.m. PT) to discuss its fourth quarter and fiscal year 2018 results.

To participate in the conference call, dial 877-407-9716 (domestic) or 201-493-6779 (international) and enter the passcode 13687136.

This conference call will also be webcast and can be accessed from the “Investors” section of the Company’s website at www.endologix.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of this call will also be available from 7:30 p.m. ET on Monday, February 25, 2019, until 11:59 p.m. ET on Monday, March 4, 2019. To hear this recording, dial 844-512-2921 (domestic) or 412-317-6671 (international) and enter the passcode 13687136.

About Endologix, Inc.
The Company develops and manufactures minimally invasive treatments for aortic disorders. The Company's focus is in endovascular stent grafts for the treatment of abdominal aortic aneurysms (AAA). AAA is a weakening of the wall of the aorta, the largest artery in the body, resulting in a balloon-like enlargement. Once an AAA develops, it continues to enlarge and, if left untreated, becomes increasingly susceptible to rupture. The overall patient mortality rate for ruptured AAA is approximately 80%, making it a leading cause of death in the U.S. For more information, visit www.endologix.com.

The Nellix® EndoVascular Aneurysm Sealing System and Ovation Alto® Abdominal Stent Graft System, the Company's next generation Ovation system device, are approved only as investigational devices and are not currently approved for commercial purposes in any market.

Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by the use of words such as “anticipate,” “expect,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “continue,” “outlook,” “guidance,” “future,” other words of similar meaning and the use of future dates. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding the Company’s continued focus on individual and company-wide accountability to enable to fulfill our commitments to patients, customers, investors, and other stakeholders; continued improvement of the Company’s operational and financial footing;; and the Company’s Q1 2019 and FY 2019 revenue guidance and its anticipated FY 2019 operating expense, the accuracy of which are necessarily subject to risks and uncertainties that may cause the Company’s actual results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ materially and adversely from anticipated results include continued market acceptance, endorsement and use of the Company’s products, the Company’s continued compliance with its financial covenants and other operating restrictions under its lending facilities, the Company’s ability to access the capital markets on terms acceptable to it or at all, the Company’s abilities to service its indebtedness and to satisfy and discharge its indebtedness as such indebtedness comes due, the success of clinical trials relating to the Company’s products, product research and development efforts, uncertainty in the process of obtaining and maintaining regulatory approval for the Company’s products, the Company s ability to protect its intellectual property rights and proprietary technologies, the Company’s ability to retain its key executive, sales and other personnel, and other economic, business, competitive, and regulatory factors. Forward-looking statements represent our management’s current expectations and predictions about trends affecting our business and industry and are based on information available as of the time such statements are made. The forward-looking statements contained in this press release speak only as of the date of this press release. The Company undertakes no obligation to update any forward- looking statements contained in this press release to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events. Please refer to the Company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent Quarterly Reports on Form 10-Q for more detailed information regarding these risks and uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements.

Discussion of Non-GAAP Financial Measures
The Company’s management believes that the non-GAAP measures of (1) “Adjusted Net Income (Loss)” and (2) “Adjusted EBITDA” enhance an investor’s overall understanding of the Company’s financial and operating performance and its future prospects by (i) being more reflective of core operating performance and (ii) being more comparable with financial results over various periods. These measures, when used in conjunction with related financial measures calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), provide investors with an additional financial analytical framework that may be useful in assessing the Company’s financial condition and results of operations. The Company’s management uses these financial measures for strategic decision making, forecasting future financial results, and evaluating current period financial and operating performance. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Furthermore, these measures are not intended to be liquidity measures. Other companies, including other companies in the Company’s industry, may not use these measures or may calculate these measures differently than the Company does, limiting their usefulness as comparative measures. The Company intends to calculate these non-GAAP financial measures in a consistent manner from period to period. A reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP measures has been provided under the heading “Non-GAAP Reconciliations” in the financial statement tables attached to this press release.

Adjusted Net Income (Loss) Definition:
(1) “Adjusted Net Income (Loss)” is a non-GAAP measure defined by the Company as net income (loss) under GAAP, excluding (to the extent relevant in a particular reporting period): (i) restructuring and other transition costs; (ii) contract termination, product withdrawal and business acquisition expenses; (iii) legal settlement costs; (iv) business development expenses, including licensing costs related to research and development activities; (v) inventory step-up amortization; (vi) interest expense; (vii) foreign currency loss (gain); (viii) fair value adjustment to Nellix® contingent consideration liability; (ix) fair value adjustment of derivative liabilities; and (x) loss on debt extinguishment.

In the three and twelve months ended December 31, 2018 and 2017, this GAAP adjustment to net loss specifically represents: (i) restructuring and other transition costs; (ii) contract termination, product withdrawal and business acquisition expenses; (iii) interest expense; (iv) foreign currency loss (gain); (v) fair value adjustment to Nellix® contingent consideration liability; (vi) fair value adjustment of derivative liabilities; and (vii) loss on debt extinguishment.

Adjusted EBITDA Definition:

(2) “Adjusted EBITDA” is a non-GAAP measure defined by the Company as “Adjusted Net Income (Loss)” excluding income tax (benefit) expense, depreciation and amortization expense, and stock-based compensation expense.

# # #

Exhibit 99.1

ENDOLOGIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
Unaudited
(In thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue
U.S.	$24,033	$29,537	$109,093	$123,209
International	10,660	14,466	47,380	57,948
Total Revenue	34,693	44,003	156,473	181,157
Cost of goods sold	23,327	12,647	64,550	59,828
Gross profit	11,366	31,356	91,923	121,329
Operating expenses:
Research and development	4,013	4,478	20,793	21,019
Clinical and regulatory affairs	3,344	3,166	13,851	12,952
Marketing and sales	16,942	21,183	76,855	92,400
General and administrative	8,756	10,192	43,477	35,301
Restructuring costs	138	1,242	3,270	1,477
Contract termination, product withdrawal and business acquisition expenses	1,869	—	1,869	—
Total operating expenses	35,062	40,261	160,115	163,149
Loss from operations	(23,696)	(8,905)	(68,192)	(41,820)
Other expense, net	(8,844)	(5,913)	(28,165)	(21,427)
Change in fair value of contingent consideration related to acquisition	2,800	(500)	7,100	2,900
Loss on debt extinguishment	—	—	(2,270)	(6,512)
Change in fair value of derivative liabilities	3,792	—	12,097	—
Total other expense, net	(2,252)	(6,413)	(11,238)	(25,039)
Net loss before income taxes	(25,948)	(15,318)	(79,430)	(66,859)
Income tax (expense) benefit	(7)	797	(284)	459
Net loss	$(25,955)	$(14,521)	$(79,714)	$(66,400)

Comprehensive loss, net of taxes:
Net loss	$(25,955)	$(14,521)	$(79,714)	$(66,400)
Other comprehensive (loss) income on foreign currency translation	(100)	478	(747)	1,847
Comprehensive loss	$(26,055)	$(14,043)	$(80,461)	$(64,553)

Basic and diluted net loss per share	$(0.26)	$(0.17)	$(0.91)	$(0.80)
Shares used in computing basic and diluted net loss per share	98,030	83,621	87,900	83,325

Exhibit 99.1

Non-GAAP Reconciliations:

	Quarter Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net Loss to Adjusted Net Loss:
Net loss	$(25,955)	$(14,521)	$(79,714)	$(66,400)
Restructuring and other transition costs	406	1,242	3,710	1,871
Contract termination, product withdrawal and business acquisition expenses	1,869	—	1,869	—
Interest expense	8,763	5,945	27,658	22,064
Foreign currency loss (gain)	247	(118)	711	(678)
Fair value adjustment to Nellix® contingent consideration liability	(2,800)	500	(7,100)	(2,900)
Fair value adjustment of derivative liabilities	(3,792)	—	(12,097)	—
Loss on debt extinguishment	—	—	2,270	6,512
(1) Adjusted Net Loss	$(21,262)	$(6,952)	$(62,693)	$(39,531)

Adjusted Net Loss to Adjusted EBITDA:
Adjusted Net Loss	$(21,262)	$(6,952)	$(62,693)	$(39,531)
Income tax expense (benefit)	7	(797)	284	(459)
Depreciation and amortization expense	2,063	2,177	7,982	9,111
Stock-based compensation expense	2,219	2,843	11,030	11,644
(2) Adjusted EBITDA	$(16,973)	$(2,729)	$(43,397)	$(19,235)

Exhibit 99.1

ENDOLOGIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands, except share and per share amounts)

	December 31,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$23,531	$57,991
Restricted cash	1,200	2,608
Accounts receivable, net of allowance for doubtful accounts of $802 and $470, respectively	20,651	32,294
Other receivables	329	418
Inventories	30,399	45,153
Prepaid expenses and other current assets	2,821	4,670
Total current assets	78,931	143,134
Property and equipment, net	16,033	19,212
Goodwill	120,848	120,927
Other intangible assets, net	76,163	80,403
Deposits and other assets	1,095	1,371
Total assets	$293,070	$365,047

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,986	$12,351
Accrued payroll	14,627	15,054
Accrued expenses and other current liabilities	13,314	16,002
Current portion of debt	—	17,202
Revolving line of credit	—	21
Total current liabilities	38,927	60,630
Deferred income taxes	150	201
Deferred rent	8,065	7,724
Derivative liabilities	4,012	—
Other liabilities	1,992	3,877
Contingently issuable common stock	2,200	9,300
Debt	198,078	208,253
Total liabilities	253,424	289,985
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value, 170,000,000 and 135,000,000 shares authorized, respectively, 103,879,246 and 83,855,824 shares issued, respectively, 103,453,661 and 83,643,585 shares outstanding, respectively	104	84
Treasury stock, at cost, 425,585 and 212,239 shares, respectively	(4,026)	(2,942)
Additional paid-in capital	640,695	594,586
Accumulated deficit	(599,715)	(520,001)
Accumulated other comprehensive income	2,588	3,335
Total stockholders’ equity	39,646	75,062
Total liabilities and stockholders’ equity	$293,070	$365,047